UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
 (303) 706-4000
(Registrant’s telephone number, including area code)

HUGHES SATELLITE SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO	333-179121	45-0897865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
 (303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 6, 2016, EchoStar Corporation (“EchoStar”), the parent company of Hughes Satellite Systems Corporation (“HSSC”), issued a press release announcing that HSSC is offering to repurchase for cash all or any part of its 6½% Senior Secured Notes due 2019 (CUSIP Number 444454 AB8) (the “Secured Notes”) issued under its indenture dated as of June 1, 2011 (as supplemented, the “Secured Indenture”), and its 7⅝% Senior Notes due 2021 (CUSIP Number 444454 AA0) (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) issued under its indenture dated as of June 1, 2011 (as supplemented, the “Unsecured Indenture” and, together with the Secured Indentures, the “Indentures”), in each case at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.

As previously disclosed, in February 2014, HSSC, together with EchoStar, entered into agreements with certain subsidiaries of DISH Network Corporation, a Nevada corporation (“DISH Network”). Pursuant to those agreements, effective March 1, 2014, (i) EchoStar issued shares of its then-newly authorized Hughes Retail Preferred Tracking Stock (the “EchoStar Tracker”) and HSSC also issued shares of its then-newly authorized Hughes Retail Preferred Tracking Stock (the “HSS Tracker” and, together with the EchoStar Tracker, the “Trackers”) to DISH Network in exchange for five satellites (EchoStar I, EchoStar VII, EchoStar X, EchoStar XI, and EchoStar XIV), including the assumption of related in-orbit incentive obligations, and $11.4 million in cash and (ii) DISH Network began receiving certain satellite services on these five satellites from HSSC (the “Transaction”). The Trackers track the residential retail satellite broadband business of EchoStar’s Hughes business segment, including certain operations, assets and liabilities attributed to such business. For additional information on the Transaction, please see Note 4 to the consolidated financial statements in the Annual Report of EchoStar on Form 10-K, and Note 3 to the consolidated financial statements in the Annual Report of HSSC on Form 10-K, each for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.

HSSC recently became aware of a possible interpretation under which the Transaction may be considered to have constituted a Change of Control (as defined in the respective Indentures) under the Indentures. Under the Indentures, a Change of Control occurs when EchoStar shall cease to beneficially own 100% of the Equity Interests (as defined in the respective Indentures) of HSSC. The Indentures provide that, upon the occurrence of a Change of Control, HSSC is required, within 30 days, to make an offer to each Holder (as defined in the respective Indentures) of the respective Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.

The Secured Notes and the Unsecured Notes have both traded at prices well above 101% of their respective principal amounts at all times since the issuance of the HSS Tracker as part of the Transaction. In addition, both prior to and following the Transaction, Mr. Charles W. Ergen held and exercised, and continues to hold and exercise, voting control over both DISH Network and EchoStar and therefore the ultimate voting control as to all matters regarding the Equity Interests of HSSC was not affected by the Transaction. Although EchoStar and HSSC believe that a Change of Control or related default may not have occurred, EchoStar and HSSC have nevertheless determined that it would be prudent for HSSC to make a Change of Control Offer (as defined in the respective Indentures) under each of the Indentures. Upon commencement of the Change of Control Offers on May 6, 2016, EchoStar and HSSC do not believe there is any such continuing default under the Indentures.

Under the Change of Control Offers, HSSC will repurchase any Notes surrendered by the Holders thereof at a purchase price of 101% of the principal amount of the Notes plus accrued and unpaid interest, notwithstanding that the Notes have traded at a significantly higher price during the entire period since the Trackers were issued as part of the Transaction. Following the launch of the Change of Control Offers, in accordance with GAAP, the Notes will be reported as current liabilities on EchoStar’s and HSSC’s consolidated balance sheets as of March 31, 2016 as the Holders may require HSSC to repurchase the Notes under the Change of Control Offers. Following the completion of the Change of Control Offers, which is currently expected to occur on or about June 8, 2016, but which we may extend to a date no later than July 5, 2016, any outstanding Notes are expected to again be reported as long-term debt on EchoStar’s and HSSC’s consolidated balance sheets. HSSC expects that the Senior Secured Notes and the Unsecured Notes will remain outstanding until their maturity in 2019 and 2021, respectively.
A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated May 6, 2016 issued by EchoStar Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

HUGHES SATELLITE SYSTEMS CORPORATION
Date: May 6, 2016	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated May 6, 2016 issued by EchoStar Corporation

5